UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On August 15, 2022, Charah Solutions, Inc. (the “Company”) entered into the Term Loan Agreement (the “Term Loan Agreement”) by and among Gibbons Creek Environmental Redevelopment Group, LLC, a Texas limited liability company (the “Term Loan Borrower”), as borrower, the Company and Charah, LLC, a Kentucky limited liability company (“Charah, LLC”), as guarantors, and Charah Preferred Stock Aggregator, LP, a Delaware limited partnership, as lender.

The Term Loan Agreement provides for a delayed-draw term loan in an aggregate principal amount of $20.0 million. As of August 15, 2022, the Term Loan Borrower had made no borrowings under the Term Loan Agreement. The Term Loan Agreement is scheduled to mature on April 15, 2024.

Borrowings under the Term Loan Agreement accrue interest at a percentage per annum equal to 12.0%, with interest payments due on the first business day of each calendar quarter following the effective date of the Term Loan Agreement, and on the maturity date.

The Term Loan Agreement is guaranteed on an unsecured basis by the Company and Charah, LLC and is secured by a lien on, and security interest in, substantially all of the Term Loan Borrower’s assets, including real property.

Additionally, the Term Loan Borrower is subject to mandatory prepayments under the Term Loan Agreement with proceeds of the sale of the Term Loan Borrower’s real property, without premium or penalty. Voluntary prepayments are permitted at any time, without premium or penalty.

The Term Loan Agreement contains certain customary representations and warranties and affirmative and negative covenants. The negative covenants include, subject to customary exceptions, limitations on indebtedness, investments and acquisitions, mergers and consolidations, restricted payments, transactions with affiliates, liens and dispositions.

The Term Loan Agreement allows the Term Loan Borrower to make distributions to its equity holders with the proceeds of the loans made thereunder.

The Term Loan Agreement contains customary events of default. If an event of default occurs and is continuing, the lenders may declare all loans to be immediately due and payable.

The summary of the Term Loan Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Credit Agreement Amendment

On August 15, 2022, the Company entered into Amendment No. 1 to Credit Agreement (the “Credit Agreement Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and certain subsidiary guarantors named therein. The Credit Agreement Amendment will, among other things, permit the Company (and certain of its subsidiaries) to guarantee the Term Loan Borrower’s obligations under the Term Loan Agreement.

The summary of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Term Loan Agreement, dated August 15, 2022, by and among Gibbons Creek Environmental Redevelopment Group, LLC, Charah Solutions, Inc., Charah, LLC and Charah Preferred Stock Aggregator, LP.*
10.2
Amendment No. 1 to Credit Agreement, dated August 15, 2022, by and among Charah Solutions, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and certain subsidiary guarantors named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date: August 15, 2022	By:	/s/ Scott A. Sewell
Scott A. Sewell
President and Chief Executive Officer